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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3/A) and related Prospectus of Corixa Corporation for the registration of 8,200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. for the year ended December 31, 1999, included in Corixa Corporation's Current Report on Form 8-K dated December 22, 2000, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP

Palo Alto, California
January 22, 2002